PROSPECTUS	Filed Pursuant to Rule 424(b)(3)
Registration No. 333-295842

TRINITY BIOTECH PLC

Secondary offering of up to

167,950,998 American Depositary Shares

representing

3,359,019,957 Ordinary Shares

On December 22, 2025, Trinity Biotech plc (the “Company”) and certain of its subsidiaries issued to Perceptive Credit Holdings III, L.P. (“PCH III”) a convertible promissory note (evidencing the outstanding obligations at the time under the Company’s Sixth Amended and Restated Credit Agreement, as amended, including by the second amendment, dated as of December 22, 2025. On April 30, 2026, the Company and PCH III agreed to certain additional amendments to the credit agreement, which, among other things, amended certain terms of the Convertible Note, and the Company issued an amended and restated convertible note to PCH III, dated as of April 30, 2026 (the “Convertible Note”).  As amended, the Convertible Note provides that the holder may, at any time and from time to time, convert up to $72,500,000 aggregate principal amount of the Convertible Note (the “Conversion Note Obligations”) into American Depositary Shares (“ADSs”), each ADS representing 20 A Ordinary Shares, par value $0.0001 per share, of the Company (“Ordinary Shares”) at a conversion price of 97% of the volume weighted average price (“VWAP”) of the ADSs at the time of each such conversion, subject to a floor price of $0.5061, the 30-day VWAP of the ADSs calculated as of April 22, 2026 (the “Conversion Price”) and a beneficial ownership cap, which prohibits conversions to the extent that after giving effect to any conversion, the holder, its affiliates and any other party with which the holder’s beneficial ownership would be aggregated for purposes of Section 13(d) under the Securities Exchange Act of 1934, as amended, would beneficially own more than 9.9% of the outstanding ADSs (the “Beneficial Ownership Cap”). In addition, on December 22, 2025, the Company, TRIB Biosensors Inc. (“TRIB B”) and Perceptive Credit Holdings II, L.P., an affiliate of PCH III (“PCH II”) entered into a conversion rights agreement (the “Conversion Rights Agreement”), pursuant to which the Company, TRIB B and PCH II agreed to permit $12,500,000 of payment obligation of TRIB B owed to PCH II (the “Conversion Rights Obligations”) to be satisfied, at PCH II’s election, by converting those obligations (in whole or in part) into ADSs from time to time at the Conversion Price, also subject to the Beneficial Ownership Cap. The Conversion Rights Agreement was amended on April 30, 2026 to reflect the minimum conversion price of $0.5061 per ADS applicable to the Convertible Note, and each reference to the “Conversion Rights Agreement” in this prospectus refers to the Conversion Rights Agreement, as so amended. The Conversion Note Obligations and the Conversion Rights Obligations, together, are referred to herein as the “Conversion Obligations.” The Convertible Note and the Conversion Rights Agreement, together, are referred to herein as the “Conversion Documents”.  PCH II and PCH III together are also referred to herein as “Perceptive” or the “Selling Shareholders.” We are registering the Ordinary Shares issuable under the Conversion Obligations pursuant to a registration rights agreement entered into by us and the Selling Shareholders.

This prospectus, as it may be supplemented from time to time, relates to the offer and resale by the Selling Shareholders from time to time of up to 3,359,019,957 Ordinary Shares represented by up to 167,950,998 ADSs issuable pursuant to the Conversion Documents.

ADSs representing our Ordinary Shares are listed on The NASDAQ Global Select Market (“Nasdaq”) under the symbol “TRIB.”  On May 22, 2026, the closing price of an ADS on The NASDAQ Global Select Market was $0.602.  The Selling Shareholders may sell the ADSs offered by them as described in this Prospectus from time to time. We will not receive any proceeds from the sale of ADSs by the Selling Shareholders. However, the conversion of Conversion Obligations to ADSs directly reduces the amount of Conversion Obligations owed under the Conversion Documents, including, in the case of the Convertible Note, the principal amount outstanding under the Credit Agreement. We will bear all costs, expenses and fees in connection with the registration of Ordinary Shares represented by the Selling Shareholders’ ADSs and the issuance of those ADSs and the Ordinary Shares they represent. The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholders in disposing of their Ordinary Shares.

INVESTING IN THE ADSs INVOLVES A HIGH DEGREE OF RISK.  BEFORE BUYING ANY SECURITIES, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED IN “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 26, 2026.

i

Unless expressly stated otherwise, in this prospectus, references to “we”, “us”, “Trinity Biotech” or the “Group” shall mean Trinity Biotech plc and its world-wide subsidiaries, collectively.  References to the “Company” shall mean Trinity Biotech plc. All references to “dollars” or “$” in this prospectus are to U.S. dollars, and all references to “Euro” or “€” are to European Union Euro.

You should read this document together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.  We have not authorized any dealer, salesperson or other person to give any information or to make any representation and you should not rely upon any information or representation not contained or incorporated by reference in this prospectus.  This prospectus does not constitute an offer to sell or the solicitation of an offer to buy ADSs, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy ADSs in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or ADS is sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made.  Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus is not intended to be and is not a prospectus for purposes of: (i) Regulation (EU) 2017/1129 of the European Parliament and of the Council; or (ii) the European Union (Prospectus) Regulations of Ireland 2019; or (iii) the Public Offers and Admissions to Trading Regulations 2024 of the United Kingdom. No offer of shares to the public is made, or will be made, that requires the publication of a prospectus pursuant to European prospectus law or the UK prospectus law. This document has been prepared on the basis that any offer of shares in any relevant European Economic Area member state or the United Kingdom will be made pursuant to an exemption under European prospectus law and the UK prospectus law from the requirement to publish a prospectus for offers of shares and does not constitute an offer or solicitation to anyone to purchase shares in any jurisdiction in which such an offer or solicitation is not authorized nor to any person to whom it is unlawful to make such an offer or solicitation. This document has not been reviewed or approved by the Central Bank of Ireland nor by any other competent or supervisory authority of any other member state of the European Economic Area or the United Kingdom for the purposes of the European Prospectus Regulation, or the UK prospectus law, as applicable. Any representation to the contrary is a criminal offense.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipate,” “estimate,” “plan,” “project,” “potential,” “predict,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “should,” “will,” “would,” “could” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Examples of forward-looking statements include, but are not limited to, statements about:

• the development of future products;

• the potential attributes and benefit of our products and their competitive position;

• our ability to successfully commercialize, or enter into strategic relationships with third parties to commercialize, our products;

• our estimates regarding expenses, future revenues, capital requirements and our need for additional financing;

• statements of our plans and objectives;

• our ability to acquire or in-license new product candidates;

• potential strategic relationships;

• the duration of our patent portfolio;

• the capabilities of our business operations;

• expected future economic performance;

• competition in our market; and

• assumptions underlying statements regarding us or our business.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

• our substantial indebtedness, which could impair our flexibility and access to capital and adversely affect our financial position;

• our ability to generate or raise sufficient funds to repay our debt as it becomes due and to continue as a going concern;

• our continued listing on the Nasdaq Global Select Market;

• pandemics or other public health emergencies, including ongoing effects of the COVID-19 pandemic;

• the occurrence of hostilities and political instability, including hostilities between Russia and Ukraine and between Hamas and Israel, and recent hostilities in the Middle East involving the United States, Israel, Iran and other countries, resulting volatility and other effects on global economic conditions;

• changes in customer demand;

• our ability to successfully develop and commercialize new products, including our new biosensor related products, including our continuous glucose monitoring (“CGM”) product;

• recalls of our products or liability claims in connection with our products and services and the cost and reputational harm associated with such recalls or claims and with any voluntary corrective actions or regulatory agency enforcement actions;

• delays or failures in our clinical trials and failure to maintain regulatory approvals and clearances to manufacture, market and distribute our products;

• interruptions in production at our principal manufacturing facilities, our third-party manufacturing facilities or our supplier;

• the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones;

• developments and changes in laws and regulations, including increased regulation of our industry through legislative action and revised rules and standards;

• security breaches, cybersecurity attacks and other significant disruptions;

• natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our business and facilities;

• strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses; and

• our ability to obtain and protect rights to the intellectual property necessary for the conduct of our business and the potential costs of enforcing or defending those rights.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks in the section entitled “Risk Factors” on page 5 of this prospectus and on page 3 of our annual report on Form 20-F for the year ended December 31, 2025 incorporated by reference herein. Many factors could cause our actual results to differ materially from the forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read this prospectus and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” and our financial statements and notes thereto that are incorporated by reference in this prospectus. Unless otherwise indicated herein or the context otherwise requires, the terms “Trinity Biotech,” the “Company,” “we,” “us” “our” refer to Trinity Biotech plc and its consolidated subsidiaries.

Our Company

We are a commercial stage biotechnology company focused on diabetes management solutions and human diagnostics, including wearable biosensors. We develop, acquire, manufacture and market diagnostic systems, including both reagents and instrumentation, for the point-of-care and clinical laboratory segments of the diagnostic market and have recently entered the wearable biosensor industry, with the acquisition of the biosensor assets of Waveform Technologies Inc. and intend to develop a range of biosensor devices and related services, starting with a continuous glucose monitoring product. Our products are used to detect infectious diseases and to quantify the level of Haemoglobin A1c and other chemistry parameters in serum, plasma and whole blood. We sell our products directly in the United States and Brazil and in the United Kingdom, Germany and France and through a network of international distributors and strategic partners in approximately 100 countries worldwide.

For a full and comprehensive description of our business, markets and product lines, see our most recent Annual Report on Form 20-F and any updates in our Reports of Foreign Private Issuer on Form 6-K, to the extent that they are incorporated herein by reference.

Corporate Information

Trinity Biotech plc was incorporated as a private limited company registered in Ireland in January 1992 and subsequently re-registered as a public limited company (“plc”) in July 1992. We commenced operations in 1992 and, in October 1992, completed an initial public offering of our securities in the United States. Our principal offices are located at IDA Business Park, Bray, County Wicklow, Ireland and our telephone number is +353 1276 9800. Our North American headquarters is based at 2823 Girts Rd., Jamestown, NY 14701, United States.  Our website is www.trinitybiotech.com. The information on our website is not incorporated by reference herein.

THE OFFERING

ADSs offered by the Selling Shareholder	167,950,998 ADSs (each ADS represents 20 Ordinary Shares).

Ordinary Shares outstanding before the sale by the Selling Shareholders

405,017,380 Ordinary Shares (which excludes 40,017,505 Ordinary Shares issuable upon the exercise of outstanding options at exercise prices that range from US$0.12-US$1.10 per Ordinary Share, 66,200,000 Ordinary Shares represented by ADSs issuable upon the exercise of outstanding warrants, and 24,691,358 Ordinary Shares  represented by ADSs issuable upon conversion of the $20 million convertible note held by MiCo IDV Holdings, LLC, with an ADS conversion price of $16.20 per ADS).

Use of proceeds

We will not receive any proceeds from the sale of the ADSs offered hereby. We will not receive any cash proceeds from any conversion by Perceptive under the Conversion Documents, however, the conversion of Conversion Obligations to ADSs directly reduces the amount of Conversion Obligations owed under the Conversion Documents, including, in the case of the Convertible Note, the principal amount outstanding under the Credit Agreement. See the section of this prospectus titled “Use of Proceeds” for more information.

NASDAQ Global Select Market symbol	“TRIB”
Risk Factors

Prospective investors should carefully consider the Risk Factors beginning on page 5 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus for a discussion of certain factors that should be considered before buying the ADSs offered hereby.

RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 20-F on file with the Commission, as revised or supplemented by our reports subsequently filed after the date hereof with the Commission and incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

Risks Related to the Offering

Conversion of the Conversion Obligations will cause substantial dilution to our existing shareholders, the sale of the ADSs acquired by the Selling Shareholders could cause the price of our ADSs to decline, and the actual number of ADSs we will issue under the Conversion Documents, at any one time or in total, is uncertain.

If the Selling Shareholders were to exercise their conversion rights under the Conversion Documents in full at the minimum conversion price, it would result in the issuance of 167,950,998 ADSs, representing an aggregate of 3,359,019,957 Ordinary Shares.  The Selling Shareholders may exercise (or refrain from exercising) their conversion rights under the Conversion Documents in such amounts, if at all, as they determine in their sole discretion, and they have not committed to exercise all or any portion of such conversion rights. The aggregate number of ADSs that can be issued to the Selling Shareholders under the Conversion Documents is subject to the Beneficial Ownership Cap.

Depending upon market liquidity at the time, sales of ADSs by the Selling Shareholders may cause the trading price of our ADSs to decline. After the Selling Shareholders have acquired ADSs under the Conversion Documents, they may sell all, some or none of those ADSs. Conversions by the Selling Shareholders under the Conversion Documents may result in substantial dilution to the interests of other holders of our ADSs. The sale of a substantial number of ADSs by the Selling Shareholders, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

USE OF PROCEEDS

This prospectus relates to the ADSs that may be offered and sold from time to time by the Selling Shareholders. We will not receive any proceeds from the sale of ADSs by the Selling Shareholders. We will not receive any cash proceeds from any conversion by the Selling Shareholders under the Conversion Documents, however, the conversion of Conversion Obligations to ADSs directly reduces the amount of Conversion Obligations owed under the Conversion Documents, including, in the case of the Convertible Note, as a prepayment of the principal outstanding under the Credit Agreement, subject to the terms of the Credit Agreement and the Convertible Note.

The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the ADSs. We will bear all other costs, fees and expenses incurred in effecting the registration of the Ordinary Shares represented by the ADSs covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel, certain expenses of counsel to the Selling Shareholders and our independent registered public accountants.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness as of December 31, 2025 as derived from our financial statements, which are prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board. The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information incorporated by reference into this prospectus and any prospectus supplement. The table below presents our capitalization and indebtedness (1) on an actual basis and (2) on an as adjusted basis, to give effect to an additional $2,500,000 of term loan borrowing and the capitalization of certain paid-in-kind interest payments for interest periods from January 2026 to April 2026, in each case pursuant to the Limited Waiver and Second Amendment to the Company’s Sixth Amended and Restated Credit Agreement and Guaranty, dated as of April 30, 2026.

	December 31, 2025
(All figures in thousands of U.S. dollars, except for share amounts)	Actual	As Adjusted
Cash and cash equivalents	5,138	7,638
Debt
Exchangeable Notes	210	210
MiCo Convertible Note	16,330	16,330
Senior Secured Term Loan	108,015	114,380
Total debt	124,555	130,920
Equity
Ordinary Shares, par value $0.0001 per share	40	40
Share Premium	63,800	63,800
Treasury shares	(24,922)	(24,922)
Equity component of MiCo Convertible Note	6,709	6,709
Reserves	(1,440)	(1,440)
Accumulated deficit	(116,169)	(116,169)
Total shareholders’ equity	(71,982)	(71,982)
Total capitalization	52,573	58,938

The number of Ordinary Shares in the table above excludes: 40,017,505 Ordinary Shares issuable upon the exercise of outstanding options at exercise prices that range from US$0.12 to US$1.10 per Ordinary Share; 66,200,000 Ordinary Shares represented by ADSs issuable upon exercise of outstanding warrants; 24,691,358 Ordinary Shares  represented by ADSs issuable upon conversion of the $20 million convertible note held by MiCo IDV Holdings, LLC, with an ADS conversion price of $16.20 per ADS; and 3,359,019,957 Ordinary Shares represented by ADSs issuable upon conversion of the Conversion Obligations, assuming the minimum conversion price of $0.5061.

SELLING SHAREHOLDERS

We are registering the resale of 167,950,998 ADSs (representing 3,359,019,957 Ordinary Shares) pursuant to the Registration Rights Agreement, comprised of 493,973,523 Ordinary Shares represented by 24,698,676 ADSs issuable pursuant to the Conversion Rights Obligations and 2,865,046,434 Ordinary Shares represented by 143,252,322 ADSs issuable upon conversion of the Convertible Note.  The term “Selling Shareholder” refers to each of the entities identified in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus) and any donees, pledgees, transferees or other successors-in-interest selling ADSs received after the date of this prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other transfer. Except as described herein or in the documents incorporated by reference herein, we did not have any material relationship with any Selling Shareholder prior to our credit agreement with Perceptive.

Our registration of the resale of the securities covered by this prospectus does not necessarily mean that the Selling Shareholders will sell any or all of the securities.

The information in the below table (other than the percentages of our outstanding Ordinary Shares beneficially owned) in respect of each Selling Shareholder was furnished by or on behalf of such Selling Shareholder and is as of May 4, 2026.

Name of Selling Shareholder	Number of Ordinary Shares Beneficially Owned Prior to Offering			Maximum Number of Ordinary Shares (represented by ADSs) to be Offered Pursuant to this Prospectus(3)	Number of Ordinary Shares Beneficially Owned After Offering(4)
	Number		Percent(2)		Number	Percent(2)
Perceptive Credit Holdings II, L.P.(1)	503,973,523	(5)	9.9%	493,973,523	10,000,000	2.5%
Perceptive Credit Holdings III, L.P. (1)	2,920,046,434	(6)	9.9%	2,865,046,434	55,000,000	9.9%

(1) Each of Perceptive Credit Holdings II, LP (“PCH II”) and Perceptive Credit Holdings III, LP (“PCH III”) is a Delaware limited partnership and their address is 51 Astor Place, 10th Floor, New York, New York 10003.

(2) Applicable percentage ownership is based on 405,017,380 of our Ordinary Shares outstanding as of April 30, 2026.

(3) Assumes conversion of the Conversion Obligations for the full 3,359,022,000 of Ordinary Shares represented by ADSs being offered for resale pursuant to this prospectus.

(4) Assuming all ADSs representing Ordinary Shares being registered for resale hereunder are sold and that the warrants of the Selling Shareholders are exercised in full.

(5) The number of Ordinary Shares beneficially owned by PCH II prior to the offering reflects (i) 10,000,000 Ordinary Shares issuable upon the exercise of warrants held by PCH II and (ii) 493,973,523 Ordinary Shares represented by 24,698,676 ADSs issuable upon conversion of the Conversion Rights Obligation. The number of ADSs issuable upon conversion of the Conversion Rights Obligations reflects a conversion price equal to the floor price applicable to such conversions of $0.5061.  The terms of each of the warrants and the Conversion Rights restrict the exercise of the warrants and the conversion of the Conversion Rights Obligations, as applicable, into ADSs to the extent that, upon such exercise or conversion, the number of Ordinary Shares, including the Ordinary Shares underlying ADSs, then beneficially owned by the holder and its Attribution Parties (as defined in the Conversion Rights Agreement) would exceed 9.9% of the outstanding Ordinary Shares (the “Beneficial Ownership Cap”). Accordingly, notwithstanding the number of Ordinary Shares reported, PCH II disclaims beneficial ownership of any Ordinary Shares, including those underlying ADSs issuable upon exercise of the warrants or conversion of the Conversion Rights Obligations, to the extent that upon such exercise or conversion the number of Ordinary Shares beneficially owned by PCH II and its Attribution Parties, in the aggregate, would exceed the Beneficial Ownership Cap.

(6) The number of Ordinary Shares beneficially owned by PCH III prior to the offering reflects (i) 55,000,000 Ordinary Shares issuable upon the exercise of warrants held by PCH III and (ii) 2,865,046,434 Ordinary Shares represented by 143,252,322 ADSs issuable upon conversion of the Convertible Note. The number of ADSs issuable upon conversion of the Convertible Note reflects a conversion price equal to the floor price applicable thereto of $0.5061. The terms of each of the warrants and the Convertible Note restrict the exercise of the warrants and the conversion of the Convertible Note, as applicable, into ADSs to the extent that, upon such exercise or conversion, the number of Ordinary Shares, including the Ordinary Shares underlying ADSs, then beneficially owned by PCH III and its Attribution Parties would exceed the Beneficial Ownership Cap. Accordingly, notwithstanding the number of Ordinary Shares reported, PCH III disclaims beneficial ownership of any Ordinary Shares, including those underlying ADSs, issuable upon exercise of the warrants and conversion of the Convertible Note to the extent that upon such exercise or conversion the number of Ordinary Shares beneficially owned by all Reporting Persons hereunder, in the aggregate, would exceed the Beneficial Ownership Cap.

PLAN OF DISTRIBUTION

The Selling Shareholders may, from time to time, sell, transfer or otherwise dispose of any or all of their ADSs or interests therein on any stock exchange, market or trading facility on which the ADSs are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholders may use any one or more of the following methods when disposing of shares or interests therein:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

• block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

• purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

• an exchange distribution in accordance with the rules of the applicable exchange;

• privately negotiated transactions;

• short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the Commission;

• through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

• through agreements between broker-dealers and the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;

• a combination of any such methods of sale; and

• any other method permitted by applicable law.

In connection with the sale of our ADSs or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ADSs or interests therein in the course of hedging the positions they assume. The Selling Shareholders may also sell ADSs or interests therein short and deliver these securities to close out their short positions, or loan or pledge the ADSs or interests therein to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to each such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholders from the sale of the ADSs or interests therein offered by them will be the purchase price of such securities less discounts or commissions, if any. Each Selling Shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of ADSs or interests therein to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Shareholders also may resell all or a portion of the ADSs or interests therein in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the ADSs or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If a Selling Shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the ADSs or interest therein to be sold, the name of the applicable Selling Shareholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the ADSs or interests therein may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the ADSs or interests therein may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of each Selling Shareholder and its affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement and (2) such time after December 22, 2026 as (x) all of the Registrable Securities (as defined in the Registration Rights Agreement) may be immediately sold to the public without registration or restriction (including without limitation as to volume by each holder thereof), and without compliance with any “current public information” requirement, pursuant to Rule 144 under the Securities Act and (y) the Company’s legal counsel shall have delivered to the Depositary and the Company’s transfer agent for the Ordinary Shares a legal opinion to the effect that all of the Registrable Securities may be sold by the Selling Shareholders without registration under the Securities Act and such other information and documentation as the Depositary or such transfer agent may require to effect the issuance of all Registrable Securities free of all restrictive legends.

DESCRIPTION OF OUR ADSs

The primary trading market for our ADSs is the NASDAQ Global Select Market, where our ADSs are listed and traded under the symbol “TRIB”. The ratio of ADSs to underlying Ordinary Shares is 1 ADS : 20 Ordinary Shares. The Bank of New York Mellon is the depositary for the ADSs pursuant to the deposit agreement filed with the Commission on January 27, 2026 as an exhibit to our Form F-6, registration no. 333-292980.

Descriptions of our Ordinary Shares and ADSs can be found in our Annual Report on Form 20-F for the year ended December 31, 2025, which descriptions are incorporated herein by reference.

TAXATION

A description of taxation affecting our ADSs can be found in our Annual Report on Form 20-F for the year ended December 31, 2025, which description is incorporated herein by reference.

AUTHORIZED REPRESENTATIVE

Our authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act is Puglisi & Associates; 850 Library Avenue, Suite 204; Newark, Delaware 19711. We have agreed to indemnify the authorized representative against liabilities under the Securities Act of 1933.

EXPENSES

The following is a statement of the expenses to be incurred by us in connection with the registration of the securities under prospectus, all of which will be borne by us. All amounts shown are estimates except for the Commission registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

Commission registration fee	$14,316.52
EDGAR and printing fees	$3,000
Legal fees and expenses	$22,000
Accounting fees and expenses	$15,000
Miscellaneous	$5,683.48
Total	$63,000

LEGAL MATTERS

The validity of the securities offered by this prospectus and other legal matters concerning this offering relating to Irish law has been passed upon for us by Matheson LLP. Certain legal matters with respect to U.S. federal law and New York law in connection with this offering will be passed upon for us by Carter Ledyard & Milburn LLP.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Grant Thornton, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form F-3 that we filed with the Commission under the Securities Act.  We refer you to that registration statement for further information about us and the securities offered hereby.

 We file annual and special reports and other information with the Commission (Commission File Number 000-22320). These filings contain important information that does not appear in this prospectus. Our SEC filings are also available on the Commission Internet site at www.sec.gov, which contains periodic reports and other information regarding issuers that file electronically.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual and special reports and other information with the Commission (File Number 000-22320).  These filings contain important information which does not appear in this prospectus. The Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the Commission.  We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the Commission on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered.

•          Our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, as filed with the Commission on April 30, 2026;

•          Our report of foreign private issuer on Form 6-K (including exhibits thereto) filed with the SEC on May 6, 2026; and

•          The description of our ADSs contained in our Form 20-F for the fiscal year ended December 31, 2025 filed with the Commission on April 30, 2026.

In addition, we may incorporate by reference into this prospectus our reports on Form 6-K filed after the date of this prospectus (and before the time that all of the securities offered by this prospectus have been sold or de-registered) if we identify in the report that it is being incorporated by reference in this prospectus.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference.  Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Trinity Biotech plc, IDA Business Park, Bray, County Wicklow, Ireland, Attn: Corporate Secretary, telephone number +(353) 1 276 9800. You may also obtain information about us by visiting our website at www.trinitybiotech.com. Information contained in our website is not part of this prospectus.

You should rely only on the information contained or incorporated in this prospectus. We have not authorized anyone else to provide you with different information. You should not rely on any other representations. Our affairs may change after this prospectus is distributed. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents. You should read all information supplementing this prospectus.

We are an Irish company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act.  As a result, (i) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (ii) transactions in our equity securities by our principal shareholders are exempt from Section 16 of the Exchange Act; and (iii) we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

Service of process upon us and upon our directors and officers and the Irish experts named in this prospectus, most of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been advised by counsel that the United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be recognized or enforceable in Ireland.

A judgment of the U.S. courts will be enforced by the Irish courts, by way of separate action in Ireland, if the following general requirements are met: (i) the judgment is for a debt or a definite sum of money; (ii) the procedural rules of the U.S. court must have been observed and the U.S. court must have had jurisdiction in relation to the particular defendant according to Irish conflict of law rules (the submission to jurisdiction by the defendant would satisfy this rule); and (iii) the judgment must be final and conclusive and the decree must be final and unalterable in the court which pronounces it. A judgment can be final and conclusive even if it is subject to appeal or even if an appeal is pending. If the effect of lodging an appeal under the applicable law is to stay execution of the judgment, it is possible that, in the meantime, the judgment should not be actionable in Ireland. It remains to be determined whether final judgment given in default of appearance is final and conclusive. However, the Irish courts may refuse to enforce a judgment of the U.S. courts which meets the above requirements in certain circumstances, including: (a) if the judgment was impeached by fraud; (b) if the process and decision of the U.S. courts were contrary to natural or constitutional justice under the laws of Ireland and if the enforcement of the judgment in Ireland would be contrary to natural or constitutional justice; or (c) if the judgment is contrary to Irish public policy or involves certain United States laws which will not be enforced in Ireland or constitute the enforcement of a judgment of a penal or taxation nature.  An application to the Irish courts for the enforcement in Ireland of a judgement of the U.S. courts which meets the above requirements may also be successfully opposed if it can be demonstrated that: (a) jurisdiction cannot be obtained by the Irish courts over the judgment debtors in the enforcement proceedings by personal service in Ireland or outside Ireland under Order 11 of the Irish Superior Courts Rules; (b) there is no practical benefit to the party in whose favor the foreign judgment is made in seeking to have that judgment enforced in Ireland, or (c) the judgment is not consistent with a judgment of an Irish court in respect of the same matter.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in the state and federal courts sitting in the City of New York, Borough of Manhattan arising out of this offering or any purchase or sale of securities in connection therewith. We have not given consent for this agent to accept service of process in connection with any other claim.

TRINITY BIOTECH PLC

Secondary offering of up to

167,950,998 American Depositary Shares

representing

3,359,019,957 Ordinary Shares

PRELIMINARY PROSPECTUS

May 26, 2026